Independent Auditors' Report

Board of Directors
Aerosonic Corporation
Clearwater, Florida

We have audited the accompanying consolidated balance sheet of Aerosonic Corporation and subsidiary as of January 31, 1995, and the related consolidated statements of income (loss), shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aerosonic Corporation and subsidiary as of January 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

In connection with our audit of the financial statements referred to above, we audited the 1995 financial statement schedule listed under Item 14. In our opinion this financial statement schedule presents fairly, in all material respects, the information stated therein, when considered in relation to the financial statements taken as a whole.

As discussed in Note 11 to the financial statements, the Company was a defendant in a lawsuit alleging infringement of certain patent rights. During the year ended January 31, 1995, an $815,000 judgment (plus costs and post-judgment interest) was entered against the Company on this matter. The Company has recorded the basic $815,000 judgment as a liability at January 31, 1995. The Company has filed an appeal of the decision and the plaintiff has filed a cross-appeal. The ultimate outcome of the appeal process cannot presently be determined. Accordingly, no further provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

/S/Aidman, Piser & Company, P.A.
- - ----------------------------
AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
April 24, 1995

Independent Auditors' Report

The Board of Directors and Shareholders Aerosonic Corporation:

We have audited the accompanying 1994 and 1993 consolidated financial statements of Aerosonic Corporation and subsidiary as listed in the accompanying index. In connection with our audits of the 1994 and 1993 consolidated financial statements, we have also audited the 1994 and 1993 financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1994 and 1993 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aerosonic Corporation and subsidiary as of January 31, 1994 and the results of their operations and their cash flows for the two-year period ended January 31, 1994, in conformity with generally accepted accounting principles. Also in our opinion, the related 1994 and 1993 financial statement schedule, when considered in relation to the basic 1994 and 1993 consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

As discussed in notes 1 and 4 to the consolidated financial statements, the Company changed its method of accounting for income taxes during the year ended January 31, 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

/s/ KPMG PEAT MARWICK LLP
- - --------------------
KPMG PEAT MARWICK LLP

April 8, 1994 (except note 14
which is as of April 12, 1994)

St. Petersburg, Florida

AIDMAN, PISER & COMPANY, PA.



August 21, 1995

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:


We were previously principal accountants of Aerosonic Corporation and under the date of April 24, 1995 we reported on the financial statements of Aerosonic Corporation as of and for the year ended January 31, 1995. On August 16, 1995 our apppointment as principal accountants was terminated. We have read Aerosonic Corporation's statements included under Item 4 of its Form 8-K dated August 21, 1995 and we agree with such statements.

Very truly yours,


/s/ Aidman, Piser & Company, P.A.
- - -----------------------------
Aidman, Piser & Company, P.A.